                                                                   EXHIBIT 11.1

                      FIRST VIRTUAL HOLDINGS INCORPORATED

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                      THREE MONTHS ENDED      THREE MONTHS ENDED
                                           MARCH 31,               MARCH 31,
                                             1996                    1997
                                      ------------------      ------------------
Net loss                                   (874,925)              (3,473,573)
Common Stock                              4,285,917                8,795,323
Conversion of Redeemable Preferred
  Stock into Common Stock                 1,477,489                       --
Shares related to SAB No. 83              2,493,854                       --
                                          ---------               ----------
Shares used in computing pro forma
  net loss per share                      8,257,260                8,795,323
                                          =========               ==========
Pro forma net loss per share                 $(0.11)                  $(0.39)
                                          =========               ==========